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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): October 31, 2002

                       American Superconductor Corporation
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               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

       0-19672                                         04-2959321
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


 Two Technology Drive, Westborough, MA                     01581
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(Address of Principal Executive Offices)                 (Zip Code)


                                 (508) 836-4200
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events and Required FD Disclosure.

         On October 31, 2002, Clayton Christensen resigned as a member of the Board of Directors of American Superconductor Corporation (the "Company"). Mr. Christensen's resignation was not a result of any disagreement with the Company, but was due to Mr. Christensen's other personal commitments to his family, church and job.

         With Mr. Christensen's resignation, the Company's Board of Directors is comprised of eight persons, seven of whom satisfy the definition of independence under both the current and proposed rules of NASDAQ. Mr. Christensen was not a member of the Audit Committee or the Compensation Committee of the Board of Directors. Mr. Christensen did serve on the Nominating Committee of the Board of Directors, but that Committee has three independent members even after Mr. Christensen's resignation. The Nominating Committee will consider the issue of whether Mr. Christensen's seat on the Board of Directors should be filled at this time and, if so, the desired qualifications for the new director.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMERICAN SUPERCONDUCTOR CORPORATION

Date:    December 31, 2002          By: /s/ Stanley D. Piekos
                                       -----------------------------------------
                                       Stanley D. Piekos
                                       Senior Vice President, Corporate
                                       Development, and Chief Financial Officer


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